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                                                                     EXHIBIT 2.2

                      FORM OF SECURITIES EXCHANGE AGREEMENT
                            (HOLDINGS EXCHANGE OFFER)

         THIS SECURITIES EXCHANGE AGREEMENT (this "Agreement") is made and
entered into as of       , 2001, by and among MedCath Corporation, a Delaware
corporation ("Newco") and the undersigned stockholder (the "Stockholder") of MedCath Holdings, Inc., a Delaware corporation ("MedCath Holdings").

                              STATEMENT OF PURPOSE

         Newco was formed in connection with a reorganization (the "Reorganization") of MedCath Holdings in preparation for an underwritten initial public offering of shares of the Common Stock, $.01 par value per share (the "Newco Common Stock"), of Newco (the "IPO"). As a result of the Reorganization, MedCath Holdings will become a subsidiary of Newco.

         The Stockholder is a record and beneficial owner of shares of Common Stock, $.01 par value per share, of MedCath Holdings (the "MedCath Holdings Common Stock"). As part of a Reorganization in preparation for the IPO, the Stockholder desires to exchange all of his, her or its shares of MedCath Holdings Common Stock for an equivalent number of shares of Newco Common Stock, and Newco desires to acquire such MedCath Holdings Common Stock in consideration for shares of Newco Common Stock (the "Exchange"). The Reorganization also includes an offer to exchange shares of Newco Common Stock for a certain proportion of equity interests owned by investors in six heart hospital subsidiaries of MedCath Holdings.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, Newco and the Stockholder do hereby agree as follows:

         1. Exchange of Shares.

         Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), (i) the Stockholder irrevocably agrees (subject to Section 7 hereof) to deliver and duly transfer, or cause to be duly delivered and transferred, to Newco, all of the shares of MedCath Holdings Common Stock owned by him, her or it free and clear of all liens, encumbrances and adverse claims, in consideration and exchange for an equivalent number of duly issued, fully paid and nonassessable shares of Newco Common Stock and (ii) in consideration and exchange for such shares of MedCath Holdings Common Stock, Newco agrees to issue and deliver the certificates representing such shares of Newco Common Stock to the Stockholder.

         2. Closing.

         2.1 The consummation of the transactions contemplated hereby to effect the Exchange (the "Closing") shall be held at the same location as the consummation of the IPO (the "IPO Closing") and shall occur concurrent with the completion of the IPO Closing. At the


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Closing, subject to the fulfillment or waiver of the conditions set forth in subsection 2.2 below, the parties hereto shall cause the Exchange to be effected in accordance with the terms of this Agreement.

         2.2 The obligations of each of the parties hereto to complete the Closing and effect the Exchange are contingent upon the fulfillment of each of the following conditions at or before the IPO Closing Date except to the extent that the parties may waive any one or more thereof in whole or in part:

                  (a) All of the conditions to the issuance and sale of the Newco Common Stock to the underwriters of the IPO (the "Underwriters") shall have been met or waived, and the Underwriters shall be ready, willing and able to purchase the Newco Common Stock.

                  (b) The representations and warranties of each party set forth in this Agreement shall be true and correct in all material respects immediately prior to the Closing with the same force and effect as though made at such time; all terms, covenants and conditions to be complied with and performed by each party under this Agreement at or before the Closing shall have been duly complied with and duly performed.

                  (c) No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against any of the parties to this Agreement, or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

                  (d) Newco is satisfied that MedCath Holdings shall have received all consents required from any person in connection with the Reorganization or the transactions contemplated by this Agreement.

                  (e) Stockholder shall be reasonably satisfied that (i) all holders of outstanding equity securities of MedCath Holdings shall have executed and delivered an exchange agreement substantially in the form of this Agreement and the exchange(s) contemplated by such agreement(s) shall occur concurrent with the completion of the Closing, and (ii) all other outstanding equity securities of MedCath Holdings shall, at the Closing, be converted into, or exchangeable or exercisable for, equivalent equity securities of Newco.

         2.3 At least five (5) business days prior to the date of the Closing, Newco shall give notice of the Closing to the Stockholder with instructions for transmittal and delivery of his, her or its certificates representing the MedCath Holdings Common Stock and appropriate stock powers to Newco's designated agent as promptly as practicable after receipt of such notice and no later than five (5) days from the date of such notice.


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         3. Representations and Warranties of Newco.

         To induce the Stockholder to enter into this Agreement and to effect the Exchange hereunder, Newco hereby represents and warrants, as of the date hereof and as of the Closing, that:

         3.1 Newco is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as now conducted and to enter into and perform its obligations hereunder. Except in preparation for the IPO, Newco has conducted no business.

         3.2 Shares of Newco Common Stock to be issued to the Stockholder in the Exchange hereunder will be, when so issued in accordance with this Agreement, duly and validly authorized and issued, fully paid and nonassessable and free and clear of any liens, security interests or encumbrances.

         3.3 This Agreement and the Exchange have been approved by all requisite corporate action on the part of Newco, and this Agreement constitutes the legal, valid and binding obligation of Newco, enforceable against Newco in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. There are no pending corporate proceedings of Newco for any dissolution or liquidation of Newco or any merger or consolidation or similar transaction to which Newco would be a party, other than with respect to the Exchange.

         3.4 Newco's execution and delivery of this Agreement and performance of its obligations hereunder, including effecting the Exchange hereunder, do not and will not conflict with, violate or result in any default under Newco's certificate of incorporation or bylaws or any mortgage, indenture, agreement, instrument or other contract to which Newco is a party or by which Newco or its property is bound, nor will they violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Newco is subject, nor do they or will they require the consent of, or any prior filing with or notice to, any governmental authority or other third party not theretofore obtained, made or given.

         4. Representations and Warranties of Stockholder.

         To induce Newco to enter into this Agreement and to effect the Exchange hereunder, the Stockholder hereby represents and warrants to Newco that:

         4.1 The Stockholder is the record and beneficial owner of the shares of MedCath Holdings Common Stock he, she or it exchanges in the Exchange with full right, power and authority to dispose of all such shares (other than any restriction on transfer of MedCath Holdings Common Stock under the Stockholders Agreement (as defined in Section 6 below)). The Stockholder claims no interest in, or rights to acquire any additional shares of MedCath Holdings other than such shares and such shares represent all the shares of Common Stock of



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MedCath Holdings owned by the Stockholder. The Stockholder owns such shares free and clear of any and all liens, encumbrances and adverse claims and will transfer such shares to Newco in the Exchange free and clear of any and all liens, encumbrances and adverse claims (other than any restriction on transfer of MedCath Holdings Common Stock under the Stockholders Agreement).

         4.2 The Stockholder acknowledges that Newco proposes to issue and deliver to the Stockholder the shares of Newco Common Stock pursuant to this Agreement in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act").

         4.3 The Stockholder is acquiring shares of Newco Common Stock for the Stockholder's own account for investment purposes and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act and is an "accredited investor" as such term is defined by Rule 501(a) promulgated by the Securities and Exchange Commission (the "SEC").

         4.4 Unless it is a natural person, the Stockholder is a corporation, limited liability company or a partnership, duly organized, validly existing and in good standing under the laws of the state of its formation, and has all requisite power and authority to carry out the transactions provided for in, or contemplated by, this Agreement.

         4.5 The execution, delivery and performance of this Agreement by the Stockholder, and the consummation of the transactions contemplated herein, have been duly authorized by the Stockholder, and as of the Closing, the execution and delivery by it of this Agreement, and the fulfillment of and compliance with the terms of this Agreement by the Stockholder, will not (i) conflict with or result in a breach of terms, conditions or provisions of, (ii) constitute a default under, or (iii) result in a violation of (a) in the case of a Stockholder who is not a natural person, its articles or certificate of incorporation or its by-laws, or its partnership agreement, or its limited liability company or operating agreement, or (b) any law, statute, rule or regulation to which it is subject, or (c) any agreement, instrument, order, judgment or decree to which it is subject (other than any restriction on transfer of MedCath Holdings Common Stock under the Stockholders Agreement).

         4.6 The Stockholder has received from Newco (i) a copy of the order issued by the North Carolina Securities Administrator pursuant to Section 78A-30 of the General Statutes of North Carolina, (ii) an Exchange Offer Disclosure Statement and (iii) the audited financial statements of MedCath Holdings for its most recent fiscal year (collectively the "Disclosure Documents"). The Stockholder has had an opportunity to review the Disclosure Documents and to ask questions of and receive answers from the management of MedCath Holdings concerning the terms and conditions of the Exchange and the IPO and to obtain any additional information which MedCath Holdings possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information included in the Disclosure Documents.



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         4.7 This Agreement constitutes a valid and binding obligation of
Stockholder, enforceable against Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

         5. Certain Covenants and Agreements.

         5.1 Newco agrees to provide the Stockholder, upon request, with access to a copy of the registration statement on Form S-1 as filed with the SEC and a copy of any amendment thereto promptly after such amendment is filed and with copies of any exhibits thereto requested to be provided.

         5.2 Newco agrees to use its reasonable best efforts to proceed with and consummate the IPO in the manner contemplated by the Exchange Offer Disclosure Statement.

         5.3 Each party hereto hereby covenants and agrees with the other that at any time and from time to time it will promptly execute and deliver to the other such further assurances, instruments and documents and take such further action as the other may reasonably request in order to carry out the full intent and purpose of this Agreement.

         5.4 Any and all registration rights any Stockholder may be entitled to in connection with the IPO are hereby waived solely with respect to the IPO.

         6. Assumption and Continuance of Registration Rights Agreement, Stockholders' Agreement, Sale Participation Agreements and Management and Employee Stockholders Agreement.

         Reference is made to (i) the Stockholders' Agreement, dated as of July 31, 1998 (the "Stockholders' Agreement") by and among MedCath Holdings and certain stockholders of MedCath Holdings, (ii) the Registration Rights Agreement, dated July 31, 1998 (the "Registration Rights Agreement") by and among MedCath Holdings and certain stockholders of MedCath Holdings, (iii) the Sale Participation Agreements dated on or after July 31, 1998 by and among MedCath Holdings and any of its stockholders (the "Sale Participation Agreements") and (iv) the Management and Employee Stockholder's Agreements dated on or after July 31, 1998 by and among MedCath Holdings and certain of its employees (the "Employee Stockholder's Agreements"). Newco and the Stockholder agree as follows: (a) upon consummation of the Exchange and IPO, each reference in the Stockholders' Agreement, Registration Rights Agreement, Sale Participation Agreements and Employee Stockholder's Agreements to the "Company" shall be deemed to be a reference to Newco, and Newco expressly assumes all obligations under the Stockholders' Agreement, Registration Rights Agreement, Sale Participation Agreements and Employee Stockholder's Agreements pertaining to the "Company" which assumption includes, without limitation, the obligations of MedCath Holdings to each stockholder or option holder of MedCath Holdings who have been granted rights under the Registration Rights Agreement; and (b) each party hereto waives any transfer restrictions in the Stockholders' Agreement, Registration Rights Agreement, Sale Participation Agreement or



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Employee Stockholder's Agreement to the extent, and only to the extent, such restrictions could be deemed to restrict any Stockholder from participating in the Exchange.

         Newco agrees to execute such additional instruments and agreements as are reasonably necessary to further evidence its obligations arising under this
Section 6.

         7. Termination.

         This Agreement shall terminate and the Exchange shall be abandoned if the IPO Closing has not occurred by December 31, 2001 or such earlier date upon the determination by Newco, in its sole discretion, to abandon the IPO. Upon any such termination of this Agreement, Newco and the Stockholder shall be released from all agreements and commitments with respect to the Exchange under this Agreement.

         8. Notices.

         Any notice to be given to a party in connection with this Agreement shall be in writing addressed to such party at such party's "Notice Address" set forth below such party's signature hereto, which Notice Address may be changed from time to time by such party by notice thereof to the other parties as herein provided. Any such notice shall be deemed effectively given to a party on the second day after the date of mailing when mailed to such party by first class, registered or certified United States mail, postage prepaid, addressed to such party at such party's Notice Address, or, if earlier, when actually delivered to such party's Notice Address directed to such party or when actually received by, such party.

         9. Transfer Taxes.

         Without limiting the foregoing, Newco shall be responsible for and promptly reimburse any and all transfer, sales, use, recording and similar taxes imposed on any Stockholder or any Stockholder's MedCath Holdings Common Stock or Newco Common Stock in connection with this Agreement or the Exchange.

         10. Integration.

         This Agreement constitutes the final, complete and exclusive statement of the agreement among the parties hereto as to the subject matter hereof, and all other prior or contemporaneous oral or written agreements of the parties hereto with respect to the subject matter hereof are merged herein and superseded hereby.

         11. Amendment.

         This Agreement may be modified or amended only by express agreement of the parties hereto in writing, assenting to such modification or amendment.



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         12. Waivers.

         No waiver by any party of any provision hereof or part thereof at any time shall constitute or evidence a waiver by such party of any other provision or other part of such provision or of the same provision or part at any other time.

         13. Assignment.

         No party may assign its rights or delegate its duties hereunder without the prior written consent of all of the other party.

         14. Severability.

         The parties have entered into this Agreement for the purposes herein expressed, with the intention that this Agreement be given full effect to carry out such purposes. Therefore, consistent with the effectuation of the purposes hereof, the invalidity or unenforceability of any provision hereof or part thereof shall not affect the validity or enforceability of any other provision hereof or any other part of such provision.

         15. Construction.

         The section headings and subheadings in this Agreement have been inserted for convenience of reference only and shall be ignored in any construction of the provisions hereof. Unless the context requires a contrary meaning, whenever used in this Agreement a pronoun in any gender shall include the remaining genders; the singular shall include the plural and the plural the singular; the word "any" shall mean one or more or all; the conjunction "or" shall include both the conjunctive and disjunctive; and the word "person" may refer to an entity or group as well as to a natural person.

         16. Benefits and Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         17. Governing Law.

         The validity and construction of this Agreement shall be governed by the substantive laws of the State of North Carolina.

         18. Counterparts.

         This Agreement may be executed by the parties in multiple counterparts, each of which shall be deemed an original.



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         19. Effectiveness.

         This Agreement shall be effective as of the date hereinabove set forth upon the execution and delivery hereof by each party hereto of a counterpart hereof (whether or not the same counterpart). Upon such execution, one or more complete counterparts of this Agreement may be assembled using the signature pages from various separately executed counterparts.

         IN WITNESS WHEREOF, Newco has caused this Agreement to be duly executed by its duly authorized officers and the Stockholder have each duly executed this Agreement, under seal as of the day and year first above written.

MEDCATH CORPORATION:                        MEDCATH CORPORATION


(CORPORATE: SEAL)

ATTEST:

                                             By:
------------------------------------            --------------------------------
Name:                                        Name:
     -------------------------------              ------------------------------
Title: Secretary                             Title:
                                                   -----------------------------

                                             Notice Address:

                                             -----------------------------------

                                             -----------------------------------
                                             Attention: President

SIGN HERE IF INDIVIDUAL(S):

                                             Very truly yours,

                                             -----------------------------------
                                             [Signature]

                                             -----------------------------------
                                             [Print Name]


                                             -----------------------------------
                                             [Signature]

                                             -----------------------------------
                                             [Print Name]


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SIGN HERE IF ENTITY:

                                    Very truly yours,

                                    ------------------------------------------
                                    [Print Name of Entity]

                                    By:
                                           -----------------------------------
                                           [Signature of Authorized Officer]

                                    Name:
                                           -----------------------------------
                                           [Print Name of Authorized Officer]

                                    Title:
                                           -----------------------------------
                                           [Print Title of Authorized Officer]



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